UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2011

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA	93111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 9, 2011, Superconductor Technologies Inc. (“we”, “us” or “our”) entered into an At-the-market Equity Offering Sales Agreement (“Sales Agreement”) with Citadel Securities LLC (“Citadel”) pursuant to which we may sell, at our option, shares of our common stock having an aggregate offering price of up to $20.0 million through Citadel, as sales agent and/or principal.

Sales of our common stock made pursuant to the Sales Agreement, if any, will be made on the NASDAQ Capital Market under our previously filed and currently effective Registration Statement on Form S-3 (File No. 333-172190) and the prospectus supplement filed on August 10, 2011, by means of ordinary brokers’ transactions at market prices. Additionally, under the terms of the Sales Agreement, we may also sell shares of our common stock through Citadel, on the NASDAQ Capital Market or otherwise, at negotiated prices or at prices related to the prevailing market price. Under the terms of the Sales Agreement, we may also sell shares to Citadel as principal for Citadel’s own account at a price agreed upon at the time of sale pursuant to a separate terms agreement to be entered into with Citadel at such time. Citadel will use its commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose).

We or Citadel may suspend the offering of shares of common stock by notifying the other party. We cannot provide any assurances that we will issue any shares pursuant to the Sales Agreement. We will pay Citadel a commission equal to 3.5% of the gross proceeds from the sale of shares of our common stock with respect to which Citadel acts as agent under the Sales Agreement, if any. We have also agreed to reimburse Citadel for certain expenses incurred in connection with entering into the Sales Agreement and have provided Citadel with customary indemnification rights. Either party may terminate the Sales Agreement in its sole discretion at any time upon written notice to the other party in accordance with the Sales Agreement, and upon such termination, the offering of common stock pursuant to the Sales Agreement will terminate.

The Sales Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The representations and warranties contained in the Sales Agreement are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public generally to obtain factual information about us.

Item 2.02	Results of Operations and Financial Condition

On August 10, 2011 we announced results for the three and six months ended July 2, 2011. The press release making such announcement is attached to this filing as Exhibit 99.1, and the financial information therein is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K, the information furnished in response to this Item 2.02 (including the information incorporated by reference to Exhibit 99) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to any of the liabilities of that section. We are not incorporating such information by reference in any registration statement filed by us under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

Exhibit 5.1	Opinion of Manatt, Phelps & Phillips, LLP

Exhibit 10.1	At-the-market Equity Offering Sales Agreement, dated August 9, 2011, between Superconductor Technologies Inc. and Citadel Securities LLC

Exhibit 23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release of Superconductor Technologies Inc. (the press release may also be found on the company’s website at www.suptech.com on the Investor Relations page)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: August 10, 2011	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer